SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 25, 2000
                Date of Report (Date of earliest event reported)


                                [NW NATURAL LOGO]

                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)




                            Commission File No. 0-994

OREGON                                                 93-0256722
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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                           Part II. OTHER INFORMATION

Item 5.   Other Events

          The Company reported that it has filed an application to list its shares of common stock on the New York Stock Exchange (NYSE). Subject to approval for listing, beginning on a date which is expected to be in June or July 2000, NW Natural's shares will trade on the NYSE under the symbol "NWN." The Company's shares will continue trading on the Nasdaq Stock Market until that time.

          NW Natural also announced that its Board of Directors has authorized the repurchase of up to 2,000,000 shares, or up to $35,000,000 in value, of the Company's common stock through a repurchase program to extend through May 2001. The purchases will be made from time to time through open market or privately negotiated transactions. The timing and terms of the purchases will be determined by management. NW Natural may discontinue purchases at any time that management determines that additional purchases are not warranted.

          NW Natural had approximately 25.2 million shares of common stock outstanding at April 30, 2000.


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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NORTHWEST NATURAL GAS COMPANY
                                        (Registrant)


Dated:  May 25, 2000                    /s/ Bruce R. DeBolt
                                        ---------------------------------------
                                        Senior Vice President and
                                        Chief Financial Officer


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